Exhibit 5.1

[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

February 4, 2008

Terra Industries Inc.
Terra Centre
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa 51102

Re:
Terra Industries Inc., a Maryland corporation (the “Company”) – Registration Statement on Form S-8 pertaining to Three Million Five Hundred Thousand (3,500,000) common shares, without par value (the “Shares”) pursuant to the Terra Industries Inc. 2007 Omnibus Incentive Compensation Plan (the “Plan”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company on a registration statement Form S-8 filed, or to be filed, with the Securities and Exchange Commission (the “Commission”) on or about February 4, 2008, and any amendments thereto, if any are to be filed with the Commission subsequent to the date hereof (the “Registration Statement”).  You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)
the corporate charter of the Company (the “Charter”), consisting of Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on June 2, 1978, Articles of Amendment filed with the Department on June 16, 1981, Articles of Amendment filed with the Department on April 26, 1983, Articles of Amendment and Restatement filed with the Department on July 1, 1983, Articles Supplementary filed with the Department on July 27, 1983, Converted Amendment filed with the Department on June 15, 1984, Articles of Amendment filed with the Department on November 26, 1984, Articles Supplementary filed with the Department on June 9, 1987, Articles of Amendment filed with the Department on May 9, 1988, Articles of Amendment and Restatement filed with the Department on September 11, 1989, Articles of Amendment with Name Change filed with the Department on May 5, 1992, Articles Supplementary filed with the Department on October 13, 1994, Articles of Merger of Agricultural Minerals and Chemicals, Inc., a Delaware corporation into the Company filed with the Department on October 20, 1994, Articles of Merger of Huntting Elevator Company, a South Dakota corporation and the Company filed with the Department on June 26, 1997, Articles Supplementary filed with the Department on October 14, 2004, Articles Supplementary filed with the Department on December 20, 2004, Certificate of Correction filed with the Department on February 11, 2005, Articles Supplementary filed with the Department on February 18, 2005, two (2) Articles Supplementary filed with the Department on August 3, 2005, and Articles of Restatement filed with the Department on August 3, 2005;

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Terra Industries Inc.
February 4, 2008

(ii)	the amended and restated bylaws of the Company, as adopted on August 3, 2005 (the “Bylaws”);

(iii)	Action by Written Consent of the Sole Member of the Board of Directors of the Company dated as of June 6, 1978 (the “Organizational Minutes”);

(iv)	the Plan;

(v)	the Registration Statement, in substantially the form to be filed with the Commission pursuant to the Act;

(vi)
a certificate of John W. Huey, Vice President, General Counsel, and Corporate Secretary of the Company, of even date herewith (the “Officer’s Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Plan are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officer’s Certificate and certifying as to (i) the approval and adoption by the Board of Directors of the Company of the Plan, subject to stockholder approval, and (ii) the approval of the Plan by the stockholders of the Company by the requisite vote at the annual meeting of stockholders held on May 8, 2007;

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Terra Industries Inc.
February 4, 2008

(vii)	a status certificate of the Department, dated as of January 25, 2008, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(viii)	such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)
any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)
upon each issuance of any of the Shares subsequent to the date hereof, the total number of common shares of the Company issued and outstanding, after giving effect to such issuance of Shares, will not exceed the total number of common shares of the Company that the Company is authorized to issue under its Charter; and

(e)
none of the Shares will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Terra Industries Inc.
February 4, 2008

Based on our review of the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1)	The Company is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

2)
The Shares are available for issuance pursuant to the Plan and if, as and when the Shares are issued, either as stock awards or upon the exercise of options granted under the Plan, pursuant, in each case, to due authorization by the Board of Directors, in exchange for the consideration therefor, all in accordance with, and subject to, such authorization by the Board of Directors, the terms and conditions of the Plan and the stock awards or options relating to such Shares, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the corporate laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention.  We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP